Exhibit 99.1

fastly®

Q2 2019 Shareholder Letter

August 8, 2019
investors.fastly.com

Exhibit 99.1

2nd Quarter 2019 Key Highlights

•	Strong top-line growth with revenue of $46 million, up 34% from Q2 2018

•	Continued momentum demonstrated by a strong Dollar-Based Net Expansion Rate (DBNER) of 132%, up from 130% in Q1 2019

•	Total enterprise customer count of 262, up from 190 at the end of Q2 2018

•	Enterprise customers generated 86% of our trailing twelve month total revenue, up from 82% at the end of Q2 2018

•	Total customer count of 1,627, up from 1,529 at the end of Q2 2018

•	Average enterprise customer spend of approximately $556,000, up 4% from Q2 2018

•	Gross margin of 55%, indicative of accelerated investment in preparation for a seasonally strong second half of the year

•	GAAP operating loss of $12 million; Non-GAAP operating loss of $9 million¹

•	GAAP basic and diluted net loss per share of $0.26; Non-GAAP basic and diluted net loss per share of $0.16

•	Continued expansion of our network with 64 Points of Presence (POPs) online, providing access to 52 Tbp/sec of global network capacity

__________

¹ For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this letter.

Exhibit 99.1

To Our Shareholders,

Fastly has had an amazing journey since we were founded eight years ago. Back then, we knew that if enterprises could process, serve, and secure applications as close to their end-users as possible, they could provide them with fast, reliable, modern digital experiences - the type of experiences today’s users expect. In 2011, existing legacy solutions were too slow, costly to maintain, and difficult to manage. With no other viable solutions on the market, we created Fastly — the edge cloud. We’ve seen tremendous success and are proud of what our team has accomplished thus far. Becoming a public company in May was a major milestone, and we feel the best is yet to come.

We’ve built a powerful edge cloud platform that fuels modern digital experiences and allows agile development at the edge. Our platform enables high-quality and low-latency delivery of applications, content, security and edge compute capabilities. Built by developers for developers, our platform offers customers real-time visibility, flexibility, and control. It consists of three key components: a programmable edge, a software-defined modern network, and a philosophy of customer empowerment. Our software-defined, modern network is built for the future. It is powerful, efficient, scalable, and designed to meet the needs of the most demanding enterprises.

We are pleased to share our results for the quarter ended June 30, 2019. The momentum we experienced in Q1 carried into Q2, which reflects continued execution and the strength of our platform. We would like to highlight some of our successes below:

Exhibit 99.1

Continued Top-Line Growth

We generated revenue of $46 million during the second quarter of 2019, up 34% year over year, which was driven by an increased demand for our global live event streaming capabilities, as well as advanced security and edge computing solutions. Our long-term growth strategy will be driven by two key factors: winning new enterprise customers and expanding usage from existing customers and partners. Our results demonstrate continued success in the pursuit of this strategy.

Winning New Enterprise Customers2

Our business model is primarily usage-based, meaning revenue from our customers increases as they experience increased internet traffic from their respective customers and users. New enterprise customer acquisition efforts are valuable in a usage-based business, as the future value of these customers is much greater than their initial usage at sign-up. As of June 30, 2019, our enterprise customer count increased to 262, up from 243 in Q1 and 190 in the same period last year. Average enterprise customer spend increased to $556,000, up 4% from Q2 2018. Enterprise customers generated 86% of our trailing twelve month revenue, up from 85% in Q1 and 82% in the same period last year. Our total customer count also increased to 1,627, up from 1,621 in Q1 2019 and 1,529 in the same period last year. We continue to see our customer base expand as we begin to realize returns on our investments in our revenue, marketing, and demand generation teams both domestically and internationally.

__________
² Enterprise customers are defined as customers with revenue in excess of $100,000 over the previous 12-month period

Exhibit 99.1

Driving Usage from Customers and Partners

In a usage-based business, customers traditionally do not bring the entirety of their traffic upon initial sign-up; instead, they incrementally increase their usage over time once they are satisfied with the performance of the platform. Additionally, as our customers grow, their requirements become more complex, which leads to new revenue opportunities as they look to purchase additional products and features on our platform.

Dollar-Based Net Expansion Rate (DBNER)3 measures the change in existing customers’ revenue from usage of our platform over a twelve month period, excluding the effect of new and churned customers. During Q2 2019, our DBNER was 132%, up from 130% in the prior quarter. This was driven by increased demand for our offerings, including live streaming capabilities for major sporting events and popular on-demand television series, as well as advanced security and edge computing solutions. We’ve continued to successfully enable our customers and channel partners to provide their users with superior digital experiences, driving increased usage of our network and services.

__________
³ We calculate Dollar Based Net Expansion Rate by dividing the revenue for a given period from customers who remained customers as of the last day of the given period (the “current” period) by the revenue from the same customers for the same period measured one year prior (the “base” period). The revenue included in the current period excludes revenue from (i) customers that churned after the end of the base period and (ii) new customers that entered into a customer agreement after the end of the base period

Exhibit 99.1

Continued Investment in the Network

We offer a single, software-defined, modern network that provides speed and performance at enterprise scale. Our developer-focused network is comprised of a powerful hardware stack, fueled by proprietary software that has built-in routing and load balancing capabilities. This unique architecture lowers the total cost of ownership and demand on origin infrastructure for our customers, while enabling us to remain efficient with our capital expenditures. We added new points of presence (POPs) in Copenhagen, New Delhi, and Oslo. Additionally, we upgraded existing POPs in Madrid, Frankfurt, and London. In Singapore, we updated our existing POP and brought a second POP online. In total, Fastly now has 64 POPs online, providing access to 52Tb/sec of global network capacity.

We have invested and will continue to invest in scaling our network to provide headroom for new large enterprise deals around the globe. Typically, these investments occur during the first half of the year to support revenue growth in the second half of the year - this year is no different and these investments are reflected in our gross margin. We reported a gross margin of 55% for Q2, compared to 57% last quarter and 54% in the same quarter a year ago. Q1 2019 gross margin benefited from revenue generated by a major, seasonal sporting event in February. There were no incremental costs in Q1 for this event due to investments made in the prior year. In order to adjust for this, and future major events, we measure our gross margin progress on an annual basis. We expect our gross margin to improve as we scale our network over time.

Exhibit 99.1

Future Opportunities for Operating Leverage

As we continue to invest in areas of the business that drive growth and generate returns, we expect operating leverage to improve over time. We generated a GAAP operating loss of $12 million, or 25% of revenue, compared to GAAP operating loss of $5 million, or 16% of revenue in the same quarter a year ago. Non-GAAP operating loss was $9 million, or 20% of revenue, compared to non-GAAP operating loss of $4 million, or 13% of revenue in the same quarter a year ago. GAAP net loss per share was $0.26, compared to $0.24 in the same quarter a year ago. Non-GAAP net loss per share was $0.16, compared to $0.20 in the same quarter a year ago.

We remain confident in our path to profitability, which will be driven by our ability to win new enterprise customers, drive usage on our network, and invest efficiently — all of which we expect to provide operating leverage as we scale.

Exhibit 99.1

Board of Directors Changes

We are thrilled to welcome the Honorable Aida Álvarez, former administrator of the U.S. Small Business Administration, to our Board of Directors, effective as of August 7, 2019. Álvarez replaces Gil Penchina as a member of the Compensation Committee of the Board and as the Chair of the Nominating and Corporate Governance Committee. Penchina submitted his resignation after eight years on Fastly’s Board, in conjunction with his retirement.

Newly appointed Álvarez currently serves on the boards of Hewlett Packard, Inc., K12 Inc., and Oportun. She is also Board Chair Emerita of the Latino Community Foundation, and has been a Director on the boards of PacifiCare Health Systems, MUFG Union Bank, Zoosk and Walmart. Aida was the first Latina to serve in any U.S.
President’s Cabinet. Prior to her government service, Álvarez was a successful investment banker at First Boston and Bear Stearns, and an award-winning journalist, recognized with a Front Page Award, an Emmy nomination, and an Associated Press Award for journalistic excellence.

Álvarez has always focused on giving back to the community to make positive change, and that really speaks to who we are at Fastly and how we want to grow our business. She brings expansive public and private sector experience to the table, and we look forward to all that we’ll learn from her in the coming years of her service on our Board.

Exhibit 99.1

Financial Discussion

As we mentioned, total revenue for Q2 2019 was up 34% year over year to $46 million, driven by an increased demand for our global live event streaming capabilities, as well as advanced security and edge computing solutions. As of Q2 2019, we had 1,627 customers, of which 262 were enterprise customers. These enterprise customers drove the majority of our revenue growth and accounted for 86% of Q2 revenue compared to 85% of revenue in Q1 2019.

In Q2, cost of revenue was $21 million, resulting in gross margin of 55%. Our software-driven approach enables us to maintain a very capital efficient modern network with attractive unit economics, which we expect to drive leverage as we scale. As mentioned previously, we will continue to strategically invest in our network to continue to drive growth, with scale coming over time.

Second quarter 2019 research and development expense was $11 million, or 24% of revenue, up from $8 million year over year and flat year over year on a percentage basis. The $3 million increase was primarily driven by increased headcount as we continue to invest in new products and features to broaden the value of our solution.

Sales and marketing expense was $17 million in the second quarter, representing 37% of revenue compared to 35% in Q2 2018. The year over year increase was primarily driven by augmenting our talent to drive future enterprise customer acquisition growth.

General and administrative expense was $9 million in the second quarter, or 19% of revenue, an increase of $5 million year over year. The increased expense was primarily driven by an increase in headcount due to the augmentation of teams and systems required to support us as a public company.

In total, our operating expenses for the second quarter were $37 million, or 80% of revenue, compared to 70% of revenue a year ago. Our operating loss was $12 million, which translates into a 25% operating loss as a percentage of revenue during Q2 2019. Net loss for the quarter was $16 million compared to $6 million a year ago. Factoring in Q2 2019 weighted average shares outstanding of 60 million, GAAP basic and diluted net loss per share was $0.26 and non-GAAP basic and diluted net loss per share was $0.16. For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this letter.

Exhibit 99.1

Balance Sheet and Cash Flow

Our initial public offering, including the exercise of the underwriters’ option to purchase additional shares, yielded proceeds of $207 million before underwriting discounts and offering expenses. We ended Q2 2019 with cash and investments of $246 million. Cash used in operations was $6 million in the quarter. Capital expenditures were $12 million.

Exhibit 99.1

Q3 and Full Year 2019 Business Outlook

	Q3 2019	CY 2019
Total Revenue	$47 - $49 million	$191 - $195 million
Non-GAAP Operating Loss	($13) - ($11) million	($40) - ($34) million
Non-GAAP Net Loss per share	($0.15) - ($0.12)	($0.59) - ($0.51)

We remain focused on driving strong revenue growth while continuing to invest efficiently and serve as good stewards of our capital.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for Q2 2019 in the reconciliation table at the end of this letter.

Exhibit 99.1

Quarterly Conference Call

We will host a live Q&A session at 2:00 p.m. PT / 5:00 p.m. ET on Thursday, August 8, 2019 to discuss these financial results. To participate in the live call, please dial (866) 211-4110 (US / Canada) or (647) 689-6608 (international) and provide conference ID 8879254. A live webcast of the call will be available at https://investors.fastly.com. and will be archived on our site following the call.

We are encouraged by our recent progress and excited about Fastly’s future. Thanks to all of our employees, customers, partners, and investors for the hard work and support that has gotten us to this point. To build a trustworthy internet, you need the right people behind it. We strive to be a company full of kind, honest, passionate, and ethical people. We have intentionally grown values-first, scaling our workforce, services, and customer portfolio purposefully. I’m proud to say that we’ve grown with integrity, and will continue to do so.

Thank you for taking the time to read our letter, and we look forward to your questions on our call this afternoon.

Sincerely,

Artur Bergman
CEO & Founder

Exhibit 99.1

Forward-Looking Statements

This letter to shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward looking statements generally relate to future events or Fastly's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Fastly's expectations, strategy, priorities, plans, or intentions. Forward looking statements in this letter to shareholders include, but are not limited to, statements regarding Fastly’s future financial and operating performance, including its outlook and guidance; Fastly's strategies, product and business plans, including its ability to scale; statements regarding Fastly's investments in revenue, marketing and demand generation, and the impact of such investments on its business; statements regarding the performance of Fastly's platform; and Fastly's expectations regarding the expansion of its customer base, including anticipated enterprise customer deals, and the growth and usage of its customers. Fastly's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Fastly is unable to attract and retain customers; Fastly's existing customers and partners do not maintain or increase usage of Fastly's platform; Fastly's platform and product features do not meet expectations, including due to interruptions, security breaches, delays in performance or other similar problems; Fastly is unable to adapt to meet evolving market and customer demands and rapid technological change; Fastly is unable to comply with modified or new industry standards, laws and regulations; Fastly is unable to generate sufficient revenues to achieve or sustain profitability; Fastly’s limited operating history makes it difficult to evaluate its prospects and future operating results; Fastly is unable to effectively manage its growth; and Fastly is unable to compete effectively. The forward-looking statements contained in this shareholder letter are also subject to other risks and uncertainties, including those more fully described in Fastly's Final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. Additional information will also be set forth in Fastly's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019. The forward-looking statements in this letter to shareholders are based on information available to Fastly as of the date hereof, and Fastly disclaims any obligation to update any forward-looking statements, except as required by law.

Exhibit 99.1

Non-GAAP Financial Measures:

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non- GAAP sales and marketing, non-GAAP general and administrative, and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

Non-GAAP gross profit, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense. Non-GAAP net loss and non-GAAP basic and diluted net loss per common share differ from GAAP in that they exclude stock-based compensation expense, interest expense related to the acceleration of deferred debt issuance costs due to the early repayment of debt, and other expense related to the mark-to-market of our convertible preferred warrant liability immediately prior to our initial public offering ("IPO").

Adjusted EBITDA: Adjusted EBITDA excludes stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, other expense, net, and income taxes.

Capital Expenditures: consists of changes in property, plant, and equipment, and includes the effects of capital leases, accruals, and write-offs.

Depreciation and Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Depreciation and amortization expense is included in the following cost and expense line items of our GAAP presentation: cost of revenue, research and development, sales and marketing, and general and administrative. Management considers its operating results without amortization expense when evaluating its ongoing non-GAAP performance and without depreciation and amortization expense when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.

Exhibit 99.1

Free Cash Flow: calculated as net cash used in operating activities less capital expenditures.

Interest Expense: consists primarily of interest expense related to our debt instruments. Management considers its operating results without interest expense associated with the acceleration of deferred debt issuance costs associated with early repayment of debt when evaluating its ongoing non-GAAP performance and without total interest expense when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Interest Income: consists primarily of interest income related to our marketable securities. Management considers its adjusted EBITDA results without this activity when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Income Taxes: consists of expense recognized related to state and foreign income taxes. Management considers its adjusted EBITDA results without these charges when evaluating its ongoing performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Non-GAAP Operating Loss: calculated as GAAP revenue less non-GAAP cost of revenue and non-GAAP operating expenses.

Other Expense, Net: consists primarily of other expense related to mark-to-market adjustments of our convertible preferred stock warrant liabilities. Upon the closing of the IPO, the warrants to purchase shares of preferred stock were converted into warrants to purchase shares of our common stock. As a result, the warrant liability was remeasured a final time immediately prior to the IPO and reclassified to additional paid in capital within stockholders' deficit. Management considers its operating results without other expense associated with the mark-to-market adjustments included in other expense, net, when evaluating its ongoing non-GAAP performance and without total other expense, net when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Stock-based Compensation Expense: consists of expenses for stock options and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation: cost of revenue, research and development, sales and marketing, and general and administrative.

Exhibit 99.1

Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures and adjusted EBITDA results for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.

In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this shareholder letter

Exhibit 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue	$46,173	$34,448	$91,729	$66,946
Cost of revenue(1)	20,784	15,695	40,502	31,079
Gross profit	25,389	18,753	51,227	35,867
Operating expenses:
Research and development(1)	11,244	8,099	21,420	16,078
Sales and marketing(1)	16,906	11,973	31,945	24,316
General and administrative(1)	8,920	4,130	17,620	9,832
Total operating expenses	37,070	24,202	70,985	50,226
Loss from operations	(11,681)	(5,449)	(19,758)	(14,359)
Interest income	861	147	1,277	284
Interest expense	(2,989)	(359)	(4,224)	(740)
Other expense, net	(1,696)	(140)	(2,472)	(234)
Loss before income taxes	(15,505)	(5,801)	(25,177)	(15,049)
Income taxes	82	35	137	93
Net loss	$(15,587)	$(5,836)	$(25,314)	$(15,142)
Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.24)	$(0.59)	$(0.63)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	59,781	24,127	42,599	24,034
__________

(1)	Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Cost of revenue	$293	$71	$437	$123
Research and development	714	324	1,146	600
Sales and marketing	596	226	965	451
General and administrative	640	369	1,162	664
Total	$2,243	$990	$3,710	$1,838

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of June 30, 2019	As of December 31, 2018
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$213,463	$36,963
Marketable securities	32,156	46,679
Accounts receivable, net	28,542	24,729
Prepaid expenses and other current assets	12,192	8,896
Total current assets	286,353	117,267
Property and equipment, net	55,610	42,354
Goodwill	359	360
Intangible assets, net	1,198	610
Other assets	12,856	2,163
Total assets	$356,376	$162,754
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,753	$2,333
Accrued expenses	25,101	15,535
Current portion of long-term debt	32,822	11,370
Other current liabilities	1,589	2,512
Total current liabilities	65,265	31,750
Long-term debt, less current portion	17,878	39,439
Convertible preferred stock warrant liabilities	—	3,261
Other long-term liabilities	5,911	647
Total liabilities	89,054	75,097
Commitments and contingencies (Note 8)
Convertible preferred stock	—	219,584
Stockholders’ deficit:
Class A and Class B common stock	2	1
Additional paid-in capital	435,189	16,403
Treasury stock	(2,109)	(2,109)
Accumulated other comprehensive income (loss)	13	(36)
Accumulated deficit	(165,773)	(146,186)
Total stockholders’ deficit	267,322	(131,927)
Total liabilities, convertible preferred stock and stockholders’ deficit	$356,376	$162,754

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(15,587)	$(5,836)	$(25,314)	$(15,142)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,886	3,284	7,624	6,295
Amortization of deferred rent	3,968	(121)	3,985	(112)
Amortization of debt issuance costs	1,657	—	1,816	—
Stock-based compensation	2,243	990	3,710	1,838
Provision for doubtful accounts	(533)	195	69	276
Change in fair value of preferred stock warrant liabilities	1,698	45	2,404	79
Other non-operating activities	(176)	(18)	(400)	(42)
Interest paid on capital leases	(94)	(58)	(171)	(116)
Loss on disposal of property and equipment	3	—	39	—
Changes in operating assets and liabilities:
Accounts receivable	704	(2,861)	(3,882)	(3,375)
Prepaid expenses and other current assets	(2,278)	(945)	(3,209)	(1,504)
Other assets	(3,106)	557	(4,966)	514
Accounts payable	1,584	39	3,270	(1,389)
Accrued expenses	794	(2,346)	287	(39)
Other liabilities	(328)	(179)	(910)	133
Net cash used in operating activities	(5,565)	(7,254)	(15,648)	(12,584)
Cash flows from investing activities:
Purchase of marketable securities	(12,574)	(2,739)	(32,662)	(10,657)
Sale of marketable securities	26,356	9,177	47,634	19,927
Purchases of property and equipment	(4,445)	(4,989)	(9,229)	(9,834)
Purchases of intangible assets	(636)	—	(636)	—
Net cash used in investing activities	8,701	1,449	5,107	(564)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting fees	192,510	—	192,510	—
Payments of costs related to initial public offering	(3,653)	—	(3,653)	—
Proceeds from borrowings under notes payable	—	4,000	—	4,000
Repayments of notes payable	(2,500)	—	(4,988)	—
Repayments of capital leases	(340)	(294)	(676)	(585)
Proceeds from Series F financing	—	39,184	—	39,184
Series F issuance costs	—	(121)	—	(121)
Proceeds from Employee Stock Purchase Plan	810	—	810	—
Proceeds from exercise of vested stock options	1,891	516	2,530	691
Proceeds from early exercise of stock options	270	—	520	—
Proceeds from payment of stockholder note	62	20	74	20
Repurchase of early exercised shares	—	—	—	(13)
Net cash provided by financing activities	189,050	43,305	187,127	43,176
Effects of exchange rate changes on cash, cash equivalents and restricted cash	9	24	1	9
Net increase in cash, cash equivalents and restricted cash	192,195	37,524	176,587	30,037
Cash, cash equivalents and restricted cash at beginning of period	21,355	23,909	36,963	31,396
Cash, cash equivalents and restricted cash at end of period	$213,550	$61,433	$213,550	$61,433

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows—Continued
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Reconciliation of cash, cash equivalents and restricted cash as shown in the statements of cash flows
Cash and cash equivalents	$213,463	$61,433	$213,463	$61,433
Restricted cash included in prepaid and other current assets line item of Condensed Consolidated Balance Sheets	87	—	87	—
Total cash, cash equivalents and restricted cash	$213,550	$61,433	$213,550	$61,433

Exhibit 99.1

Trended Free Cash Flow
(in thousands, unaudited)

	Quarter ended				Year ended	Quarter ended
	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q4 2018	Q1 2019	Q2 2019
Free Cash Flow
Cash flow used in operations	$(5,330)	$(7,254)	$(3,615)	$(786)	$(16,985)	$(10,083)	$(5,565)
Capital expenditures	(6,410)	(2,831)	(1,921)	(7,586)	(18,748)	(8,765)	(12,239)
Free Cash Flow	$(11,740)	$(10,085)	$(5,536)	$(8,372)	$(35,733)	$(18,848)	$(17,804)

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Gross Profit
GAAP gross Profit	$25,389	$18,753	$51,227	$35,867
Stock-based compensation—Cost of revenue	293	71	437	123
Non-GAAP gross profit	$25,682	$18,824	$51,664	$35,990
Non-GAAP gross margin	56%	55%	56%	54%

Research and development
GAAP research and development	$11,244	$8,099	$21,420	$16,078
Stock-based compensation	(714)	(324)	(1,146)	(600)
Non-GAAP research and development	$10,530	$7,775	$20,274	$15,478

Sales and marketing
GAAP sales and marketing	$16,906	$11,973	$31,945	$24,316
Stock-based compensation	(596)	(226)	(965)	(451)
Non-GAAP sales and marketing	$16,310	$11,747	$30,980	$23,865

General and administrative
GAAP general and administrative	$8,920	$4,130	$17,620	$9,832
Stock-based compensation	(640)	(369)	(1,162)	(664)
Non-GAAP general and administrative	$8,280	$3,761	$16,458	$9,168

Net loss
GAAP net loss	$(15,587)	$(5,836)	$(25,314)	$(15,142)
Stock-based compensation	2,243	990	3,710	1,838
Interest expense—acceleration of deferred debt costs due to early repayment	1,785	—	1,785	—
Other expense—mark-to-market warrant liability	1,698	44	2,404	79
Non-GAAP net loss	$(9,861)	$(4,802)	$(17,415)	$(13,225)

Non-GAAP net loss per common share—basic and diluted	$(0.16)	$(0.20)	$(0.41)	$(0.55)
Weighted average basic and diluted common shares	59,781	24,127	42,599	24,034

Adjusted EBITDA
GAAP net loss	$(15,587)	$(5,836)	$(25,314)	$(15,142)
Stock-based compensation	2,243	990	3,710	1,838
Depreciation and amortization	3,886	3,284	7,624	6,295
Interest income	(861)	(147)	(1,277)	(284)
Interest expense	2,989	359	4,224	740
Other expense, net	1,696	140	2,472	234
Income taxes	82	35	137	93
Adjusted EBITDA	$(5,552)	$(1,175)	$(8,424)	$(6,226)